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                                  EXHIBIT 21

                        SUBSIDIARIES OF THE REGISTRANT


Parent
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The Southern Banc Company, Inc.

                                                 State or Other                Percentage
Subsidiaries (1)                         Jurisdiction of Incorporation          Ownership
----------------                         -----------------------------          ---------
The Southern Bank Company                        United States                    100%

First Service Corporation                           Alabama                       100%

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(1)  The assets, liabilities and operations of the subsidiaries are included in the consolidated financial statements attached hereto as an exhibit.